UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2019

WARRIOR MET COAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38061	81-0706839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16243 Highway 216 Brookwood, Alabama	35444
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 554-6150

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Warrior Met Coal, Inc. (the “Company”) is party to that certain Amended and Restated Asset-Based Revolving Credit Agreement, dated as of October 15, 2018 (the “Amended and Restated Credit Agreement”), by and among the Company and certain of its subsidiaries, as borrowers, the guarantors party thereto, Citibank, N.A., as administrative agent and collateral agent, the other lenders and L/C issuers party thereto and Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC as joint lead arrangers and joint book runners, as amended by that certain Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of November 16, 2018.

On December 19, 2019, the Company entered into an Amendment No. 2 to the Amended and Restated Credit Agreement (the “Amendment”). The purpose of the Amendment was to (i) amend the definitions of Fixed Charges and Fixed Charge Coverage Ratio as these terms are used in the Amended and Restated Credit Agreement to generally conform to the corresponding definitions of these terms in the Indenture, dated as of November 2, 2017, as supplemented, by and among the Company, as issuer, the subsidiary guarantors named therein and Wilmington Trust, National Association, as trustee and priority lien collateral trustee, solely for purposes of incurring unsecured debt based upon the Fixed Charge Coverage Ratio and (ii) add customary language that satisfies the requirements of the QFC Stay Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warrior Met Coal, Inc.

Date: December 26, 2019	By:	/s/ Dale W. Boyles
Dale W. Boyles
Chief Financial Officer